UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2007

Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2007, the Compensation Committee of the Board of Directors of Level 3 Communications, Inc. (the “Company”) approved certain amendments to the Company’s 1995 Stock Plan.  In addition, the Company has modified the terms of its standard award agreements relating to its outstanding Outperform Stock Options that were issued prior to April 2007 (the “OSO Agreement”); the outperform stock appreciate rights issued since April 2007 (the “2007 OSO Agreement”) and its Amended Master Deferred Issuance Stock Agreement related to the issuance of restricted stock units (the “RSU Agreement,” and together with the OSO Award Agreement and the 2007 OSO Agreement, the “Agreements”).  The amendments to the Agreements are effective December 31, 2007.  The amendments involve generally technical changes to the 1995 Stock Plan and the Agreements to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

The foregoing descriptions of the 1995 Stock Plan, the OSO Agreement, the 2007 OSO Agreement and the RSU Agreement are qualified in their entirety by the terms of the respective documents, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Form 8-K, and are incorporated herein by reference as if set forth in full.

Item 7.01.  Regulation FD Disclosure.

On December 19, 2007, Level 3 issued a press release announcing that its wholly owned subsidiaries had entered into an Asset Purchase Agreement (the “Purchase Agreement”) among DG FastChannel, Inc., a Delaware corporation (the “Buyer”) and WilTel Communications, LLC, Level 3 Communications, LLC and Vyvx, LLC, each a wholly owned subsidiary of the Company (collectively, the “Sellers”). This press release is furnished as Exhibit 99.1 to this Form 8-K.  The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Form 8-K. This information is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K.

Item 8.01 Other Events.

On December 19, 2007, the Company announced that its wholly owned subsidiaries, WilTel Communications, LLC, Level 3 Communications, LLC and Vyvx, LLC, had entered into an Asset Purchase Agreement with DG FastChannel, Inc.  Pursuant to the terms of the Purchase Agreement, the Sellers will sell to the Buyer for cash certain assets of the Sellers relating to the business of providing advertising video and audio content distribution through satellite and physical tape-based distribution, post-production and other related services to advertisers, studios, advertising agencies and branded enterprises.

Under the terms of the Purchase Agreement, Level 3 will receive $129 million in cash upon the closing of the transaction. The purchase price is subject to certain post closing working capital adjustments.  Consummation of the transaction is subject to customary closing conditions, including receipt of applicable federal regulatory approvals. Closing is expected to occur in the first quarter 2008.

Item 9.01 Exhibits and Financial Statements

(a)                                  Financial Statements of Business Acquired

None

(b)                                 Pro Forma Financial Information

None

(c)                                  Shell Company Transactions

None

(d)                                 Exhibits

10.1                           1995 Stock Plan, as amended December 14, 2007

10.2                           Level 3 Communications, Inc. Outperform Stock Option Amended and Restated Master Award Agreement

10.3                           Level 3 Communications, Inc. OSO Master Award Agreement

10.4                           Level 3 Communications, Inc. Amended Master Deferred Issuance Stock Agreement

99.1                           Press Release dated December 19, 2007 relating to the entry into an Asset Purchase Agreement with DG FastChannel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date:  December 20, 2007